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                                                                   EXHIBIT 10.32



                                COMMERCIAL LEASE

      THIS AGREEMENT of Lease is made this 1st day of January, 1994, by and between 1285 Financial Boulevard, Inc. ("Landlord") and Computing Resources, Inc. ("Tenant").


                                  WITNESSETH:

      A. PREMISES. In consideration of the rent hereinafter reserved and of the covenants hereinafter contained, Landlord does hereby lease to Tenant, and Tenant hereby leases from Landlord the premises commonly known as 1285 Financial Boulevard, Reno, Nevada, 89502, consisting of approximately 3.483 acres improved with a building of approximately 38,617 square feet and more particularly described on Exhibit "A" hereto. The parties acknowledge that the personal property (furnishings, fixtures and equipment) located in the premises listed on Exhibit "B" hereto is owned by Tenant and is not leased hereunder.

      B. TERM. The term of this Lease shall commence on the 1st day of January, 1994, and shall terminate at 12:00 o'clock, midnight, on the last day of the calendar month that completes ten (10) full years of tenancy hereunder.

            If delivery of possession of the Premises shall be delayed beyond the date specified above for the commencement of the term of this Lease through no fault of the Landlord, the latter shall not be liable to the Tenant for any damage resulting from such delay and the Tenant's obligation to pay rent shall be suspended and abated until possession of the Premises is delivered. In the event of such a delay it is understood and agreed that the commencement of the term of this Lease shall also be postponed until delivery of possession and that the termination date of the term shall be correspondingly extended.

      C. RENT. In consideration of the leasing of the aforesaid premises, Tenant does hereby covenant and agree with Landlord to pay rental in the sum of Three Hundred Forty-seven Thousand Five Hundred Fifty-three and 00/100 Dollars ($347,553.00) per annum in lawful currency of the United States of America. Said rental shall be payable monthly in advance at the rate of Twenty-eight Thousand Nine Hundred Sixty-two and 75/100 Dollars ($28,962.75) per month, the first two monthly installments of rent being paid simultaneously with the execution of this Lease Agreement, and thereafter commencing on the first day of the third month of the term of this Lease.

            The annual rental herein provided to be paid by Tenant to Landlord shall be subject to increase in accordance with the provisions of this paragraph. In computing said increase, it is agreed that, beginning one year after the term of this Lease commences and each one year thereafter, the index number hereinafter designated will be compared with its position as of the first day of the month in which the term of the Lease commences. The difference between the index number for the month this Lease term commences and for the month in which the next one-year period begins shall be converted to a percentage of the index number for the month this lease term commences. Said percentage shall be the percentage by which the annual rental initially reserved herein of Twenty-eight Thousand Nine Hundred Sixty-two and 75/100



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Dollars ($28,962.75) shall be increased and shall continue in such increased amount for each such succeeding year thereafter until the next one-year index figure computation is made as hereinabove provided. If the said computation would result in a decrease in annual rental, then the annual rental for the succeeding year shall be the same annual rental for the immediately past year.

            The index number to be used is the "Consumer's Price Index, U.S. City Average, All Items (1982-84 = 100)," published by the U.S. Department of Labor, Bureau of Labor Statistics. If the aforementioned index becomes unavailable, the index to be used is the "Consumer's Price Index," issued by the U.S. Department of Labor for San Francisco-Oakland-San Jose. If neither of the foregoing indexes are used, Landlord and Tenant shall agree upon a substitute index to be employed in the computation of rent increases.

            It is agreed that the price index shall be the index as of the first day of the month in which the term of this Lease commences, and, in the event no figures are issued for such month for the index being used, then the first figures of said index issued immediately after such date shall be considered the base index number as though it had been issued on the first day of the month in which the term of this Lease commences, provided, however, that the rent herein required to be paid by Tenant to Landlord shall not be less than Three Hundred Forty-seven Thousand Five Hundred Fifty-three and 00/100 Dollars ($347,553.00) per annum during the term of this Lease or any extension or renewal thereof. It is understood that the cost-of-living increase shall not be applied to anything except the Three Hundred Forty-seven Thousand Five Hundred Fifty-three and 00/100 Dollars ($347,553.00) annual rental reserved in this paragraph.

      D. NET LEASE. It is the understanding and agreement of the parties hereto that this is a clear "net" lease obligation, Tenant to bear all expenses and make all payments consistent with the principle of the "net" Lease; and Tenant hereby assumes and agrees to perform all duties and obligations with relation to the demised premises, the improvements thereon, and the appurtenances thereto, as well as the use, operation, and maintenance thereof, including being responsible for and making, at Tenant's own expense, all repairs to the roof and structural portions of the improvements unless same is necessitated by the negligence of Landlord, even though such duties and obligations would otherwise be construed to be those of Landlord. Provided, however, that Tenant shall not be required to pay any prior existing mortgages or any future mortgages that are placed on the property by Landlord and provided further, however, that Tenant shall not be responsible for the cost of any repairs to the improvements constructed or to be constructed upon the demised land resulting from damages caused by material defects in the structures or equipment supplied by Landlord therein and it shall be Landlord's responsibility to make any structural changes that may be required by any governmental agency having jurisdiction over the demised premises. In connection with this paragraph D, Tenant shall have the same right as Landlord under all guaranties and warranties of the building contractors and suppliers of materials and equipment installed in the building by Landlord or building contractor.

      E. PAYMENT OF REAL ESTATE TAXES AND ASSESSMENTS. The parties hereto agree that,



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as part of the consideration for the Lease and in addition to the rent hereinbefore provided, Tenant shall, after the commencement of the term of this Lease, and during the remainder of the term of this Lease and any renewal or extension thereof, pay to the public officers charged with the collection thereof, promptly as the same become due, all taxes, levies, licenses, excises, franchises, imposts, penalties, interest, and charges, general and special, ordinary and extraordinary, of whatever name, nature, and kind, which are now or may hereafter be levied, assessed, charged, or imposed, which are or may become a lien (whether federal, state, city, county, or other public authority) upon this Lease, the above-described premises, the use or occupancy thereof, the buildings and improvements now or hereafter situated thereon, or upon the occupants in respect thereof. It is agreed that the above taxes shall not be in any way construed to include any federal or state income taxes assessed against either Landlord or Tenant.

      In the event Tenant should fail to pay the taxes or assessments herein required to be paid by Tenant, prior to the date when a delinquent rate would be imposed, then Landlord may, at its option, pay such taxes to the public officers charged with the collection thereof, and the amount or amounts of money so paid by Landlord, together with interest on all such amounts at the rate of 2 percent per annum over the then existing prime rate charged by the Bank of America, shall be repaid by Tenant to Landlord upon demand, and the payment thereof may be collected or enforced by Landlord in the same manner as though said amounts were an installment of rent specifically required by the terms of the Lease Agreement to be paid by Tenant to Landlord upon the date when Landlord demands repayment thereof; the election of Landlord to pay such taxes shall not waive the default thus committed by Tenant.

      In the event that the financing institution where Landlord has financing on the demised premises shall require Landlord to prepay the real estate taxes in monthly installments of one-twelfth of the annual real estate taxes, then Landlord may elect to require the payment of the real estate taxes by Tenant to be made in monthly installments of one-twelfth of the annual real estate taxes, and Tenant agrees that it will make to Landlord monthly payments of such real estate taxes in an amount equal to one-twelfth of said taxes.

      Even though this paragraph E obligates Tenant to pay the costs of special tax assessments assessed against the demised premises, the parties hereto agree that in the event of the installation by any legal taxing authority of any improvements that shall not be for the specific benefit and use of Tenant (including, but not limited to, sidewalks and storm and sanitary drains), and said improvements may reasonably be expected to survive this Lease, then Tenant shall only be required to pay a pro rata share of such assessments based upon the useful life of the improvement and the balance of the term hereunder.

      If Tenant shall, in good faith, desire to contest the validity of such taxes, or other charges covered by this paragraph E, it shall have the right to do so, provided: (1) Tenant shall promptly notify Landlord of its intention to institute such legal proceedings as are appropriate, which proceedings shall be promptly instituted and conducted in good faith and with due diligence; (2) such proceedings shall suspend the collection of such taxes or other charges from Landlord, Tenant, and the demised premises; (3) neither the demised premises nor any part

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thereof nor interest therein shall be in danger of being sold, forfeited, terminated, cancelled, or lost; and (4) Tenant shall, if taxes become delinquent thereby, deposit with Landlord or the appropriate governmental authority such security for payment of the contested tax charge with interest and penalties as Landlord or the governmental authority shall reasonably require. Upon the conclusion of such contest of the validity of taxes by Tenant, Landlord shall return to Tenant the sum hereinabove required to be deposited by Tenant with Landlord during the period of such contest by Tenant, provided, however, that Tenant shall, prior to being entitled to a return of such monies, exhibit evidence of the payment of such contested taxes.

     F. OTHER TAXES. Tenant agrees that during the term of this Lease or any extension or renewal thereof, it will pay to the public officers charged with the collection thereof any use tax or sales tax that might be imposed by any governmental body against either Landlord or Tenant by reason of the occupancy of the demised premises and payment of rental therefor by Tenant; and Tenant further covenants and agrees to pay such tax or taxes prior to the same becoming delinquent and to furnish unto Landlord evidence of such payment. In the event Tenant should fail to pay such use or sales taxes, then Landlord, at its sole option, may pay said tax or taxes, and the amount so paid by Landlord shall be added to and become additional rental to be paid by Tenant to Landlord. Tenant shall have the option of paying any such use or sales tax directly to the governmental body assessing the same or to Landlord. In the event the same are paid to Landlord, it shall be Landlord's obligation to pay the same to such governmental body.

     G. INSURANCE. As its cost, Tenant agrees to obtain, concurrent with the taking of occupancy of the demised premises, and to maintain at all times during the term of this Lease, with insurance companies qualified to do business in the State of Nevada and having a general policyholder's rating of A+ and a financial rating of AAAAA as established by A. M. Best Company, fire and extended coverage insurance upon the demised premises in the amount equal to the replacement cost of the improvements thereon, excluding, however, cost of foundation, underground pipes and outside paving. Such policy or policies of insurance shall have endorsed thereon "Inflation Guard Endorsement" to cover cost-of-living increases so that the insurance coverage herein required shall be automatically increased as the cost of living increases. In lieu of such "Inflation Guard Endorsement," Tenant shall automatically increase the amount of coverage annually to cover the replacement cost of the improvements (less the cost of foundation, underground pipes and outside paving), as the cost of living increases. Such policy or policies of insurance shall be so drawn and shall contain such provisions as will protect both Landlord and Tenant as their respective interests appear. All policies of insurance or certificates thereof as provided for in this paragraph G and in paragraphs H and I below shall name Landlord as an insured, shall be delivered to Landlord and shall be renewed from time to time by Tenant so that at all times the insurance protection herein required shall continuously exist, and evidence of each renewal shall be submitted to Landlord at least 15 days prior to the expiration date of each policy. Tenant may maintain the insurance coverage through Tenant's blanket policy or policies and in such event, Tenant shall deliver to Landlord certificates of insurance and Tenant shall retain the original policies thereof.

          In the event of the destruction of the improvements located on the demised land


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so as to render the premises or a portion thereof untenantable by Tenant, it shall be the obligation of Landlord, as hereinafter provided for, to promptly repair or rebuild the building and improvements as near as possible to their original condition, and the proceeds collected from the insurance policy or policies herein described shall be made available to Landlord for the purposes of effecting such repair or restoration, and the parties hereto agree that such insurance proceeds shall be first applied to the cost of any repairs and restoration before using any portion thereof for any other purposes.

          In the event that there shall remain any portion of the proceeds of such insurance policy or policies after the repair and reconstruction of any building or improvements to a condition equal to the former condition thereof, and provided no condition of default exists on the part of Tenant herein under the terms of this Lease, then any such excess shall be paid to Tenant herein. Tenant shall be entitled to all insurance proceeds representing the value of the leasehold improvements paid for by Tenant (together with all replacements thereof and additions thereto).

          Tenant covenants and agrees with Landlord that Tenant will pay the premiums for all of the insurance policies that Tenant is obligated to carry under the terms of this Lease and that Tenant will deliver to Landlord evidence of such payment before the payments of any such premiums becomes in default; and Tenant will cause renewals of expiring policies to be written and the policies or copies thereof, as Landlord may require, to be delivered to Landlord at least 15 days before the expiration date of such expiring policies. If obtainable, such policy or policies of insurance shall provide that the same may not be cancelled without the giving of at least 15 days notice to Landlord of intent to cancel.

          Anything to the contrary herein notwithstanding, the parties hereto agree that the provisions of this paragraph G shall be subject to the requirements of any institutional first mortgagee now or at any time hereafter holding a first mortgage upon the demised premises, including without limitation thereto the types and amounts of coverage, the named insureds, the insurers, and the right of the mortgagee to apply any insurance proceeds on account of the debt.

          The right of a mortgagee to require payment of insurance proceeds on account of a mortgage debt shall extend only to an institutional first mortgagee, and in the event that insurance proceeds are taken by such a mortgagee, if the premises are to be reconstructed in accordance with paragraph U hereof, Landlord shall immediately obtain refinancing or otherwise shall immediately pay to an escrow agent approved by both Landlord and Tenant the amount taken by such mortgagee, and the escrow agent shall hold and disburse the funds for the reconstruction and repair of the premises.

     H. RENT INSURANCE. In order to insure the payment of rent during the period during which the premises shall be untenantable by reason of damage by fire, wind or other casualty, Tenant agrees to secure "rent insurance" so that the rent will be paid to Landlord during such period that such building is untenantable, and such "rent insurance" shall provide for 60 percent of the annual rent payable by Tenant to Landlord provided for herein.

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     I.   PUBLIC LIABILITY INSURANCE. Tenant covenants and agrees with Landlord that during the entire term of this Lease, Tenant will indemnify and save harmless Landlord against any and all claims, debts, demands, or obligations that may be made against Landlord or against Landlord's title in the premises arising by reason of any negligent acts or omissions of Tenant, its officers, agents, or employees in occupying the premises; and not any acts or omissions of Landlord, its officers, agents, or employees; and if it becomes necessary for Landlord to defend any action seeking to impose any such liability, Tenant will pay Landlord all costs of court and reasonable attorneys' and expert witnesses' fees incurred by Landlord in such defense, in addition to any other sums that said Landlord may be called upon to pay by reason of the entry of a judgment or decree against Landlord in the litigation in which such claim is asserted. To this end, Tenant further contracts and agrees to procure and carry at its own expense insurance for bodily injury and property damage, including personal injury, of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) aggregate, and an umbrella/ excess liability policy of not less than Five Million Dollars ($5,000,000.00). Tenant shall cause said insurance policy or policies to specifically name Landlord as an insured and furnish Landlord with a certificate of said policy or policies. Tenant shall not do or permit any act or thing that shall render such policy invalid or that shall affect the validity thereof. If Tenant fails or neglects to carry such insurance as herein provided and to pay all insurance premiums therefor, or if said policy of insurance shall be cancelled for any cause whatsoever and Tenant does not promptly obtain other insurance prior to or simultaneously with such cancellation, Landlord may effect such insurance in its own name to the extent herein provided and pay the premium therefor, and any sums paid by Landlord for said premiums shall be deemed additional rent hereby reserved and shall be payable by Tenant on demand of Landlord, together with interest at the rate of 2 percent per annum over the then-existing prime rate charged by the Bank of America.

          Landlord and Tenant each waive any claim against the other for any damage to property covered by insurance. Each party agrees to obtain a waiver of subrogation from its insurance carrier permitting this waiver.

     J. UTILITY CHARGES. Tenant agrees and covenants to pay all utility charges, including, but not limited to, water, gas, electricity, sewage, and removal of waste materials used on or arising from use of the premises and to pay the same monthly or as they shall become due. Landlord hereby represents and warrants that, at the time of commencement of this Lease, sufficient water, electricity, telephone, sewage facilities, and garbage removal will be available to Tenant for Tenant's intended use of the premises.

     K. AIR-CONDITIONING AND HEATING. Prior to taking possession of the premises, Tenant shall take whatever steps it deems necessary to satisfy itself that the air-conditioning, heating equipment, cooling systems, and mechanical equipment as installed by Landlord are in accordance with the plans and specifications, and that such installation is satisfactory and acceptable to Tenant. Upon occupancy of the premises and acceptance of the air-conditioning, heating and cooling systems, and installations, Tenant shall assume full and complete responsibility for their operation, maintenance, repair, and replacement. Landlord shall not be liable to Tenant for the failure or discontinuance of the air-conditioning, heating, and cooling

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systems, or for the provision of any other utility service to the demised premises. Landlord shall assign to Tenant any and all warranties obtained by Landlord regarding such air-conditioning and heating systems, at the time of commencement of this Lease.

     L. FIXTURES AND PERSONAL PROPERTY. It is agreed between the parties hereto that Tenant may install any trade fixtures, equipment, and other personal property on the demised premises of a temporary or permanent nature, and Landlord agrees that Tenant shall have the right at any time, provided Tenant is not in default of any of the terms of this Lease, to remove any and all such trade fixtures, equipment, and other personal property that it may have stored or installed in the demised premises; provided further, however, that in such event Tenant shall restore the premises substantially to the same condition, except for ordinary wear and tear, in which they were at the time Tenant took possession. Tenant shall not be obligated to restore the premises substantially to the same condition in which they were at the time Tenant took possession in the event of changes and alterations made upon the written approval of Landlord or in the event the demised premises are surrendered because of default on the part of Landlord.

          The provisions hereof shall not be construed to prevent Tenant from financing or refinancing the purchase of equipment or machinery, and Landlord shall execute such reasonable documents in favor of any financial institution holding security thereon, subordinating rights of Landlord thereto; nor shall there be a Landlord's lien on any work in process of Tenant.

     M. TENANT FORBIDDEN TO ENCUMBER LANDLORD'S INTEREST. It is expressly agreed and understood between the parties hereto that nothing in this Lease shall ever be construed as empowering Tenant to encumber or cause to be encumbered the title or interest of Landlord in the demised premises in any manner whatsoever. In the event that, regardless of this prohibition, any person furnishing or claiming to have furnished labor or materials at the request of Tenant or of any person claiming by, through, or under Tenant shall file a lien against Landlord's interest therein, Tenant, within 30 days after being notified thereof, shall cause said lien to be satisfied of record or the premises released therefrom by the posting of a bond or other security as prescribed by law, or shall cause same to be discharged as a lien against Landlord's interest in the demised premises by an order of a court having jurisdiction to discharge such lien.

     N. LAWFUL USE OF PREMISES. Tenant further covenants and agrees that said demised land and all buildings and improvements thereon during the term of this Lease shall be used only and exclusively for lawful purposes; and that said Tenant shall not knowingly use or suffer anyone to use said premises or building for any purpose in violation of the laws of the United States, the State of Nevada, the County of Washoe, the City of Reno, or any other governmental unit wherein the premises may be located.

     O. COMPLIANCE WITH REGULATIONS OF PUBLIC BODIES. Tenant covenants and agrees that it will, at its own cost, make such improvements on the premises and perform such acts and do such things as may be lawfully required by any public body having jurisdiction over said property in order to comply with such sanitary, zoning, setback, and other similar requirements designed to protect the public, applicable only to the manner of Tenant's use and occupancy of

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the demised premises. Tenant also agrees to comply with all deed restrictions.

          The undertakings in this paragraph O are conditioned upon Landlord delivering the demised premises to Tenant with the improvements constructed thereon complying with all zoning ordinances, setback requirements, sanitary requirements, and other similar requirements in effect at the time of the commencement of the term of this Lease, and Tenant shall not be required to make any structural changes to meet such requirements as they from time to time may exist.

     P. SIGNS. During the term of this Lease, Tenant may install such signs on the demised premises as may be reasonable, provided, however, that such signs shall be first approved by Landlord, which approval shall not be unreasonably withheld. Such signs may be attached to said building in such manner as may be necessary, provided that upon the termination of this Lease or any renewal or extension thereof, the same shall be removed by Tenant and that such part of the property at which said sign may have been attached shall be restored, at the expense of Tenant, to the same condition as prior to the placing of said sign.

     Q. ATTORNEYS' FEES. In the event of a dispute because of which either party to this Lease employs counsel to pursue or protect any of the rights afforded that party by the terms hereof, or the terms of any related agreement, or to defend against the claims of the other party hereto, in or out of court, in bankruptcy proceedings or otherwise, the non-prevailing party agrees to pay the attorneys' fees, expert witness' fees and costs incurred by the prevailing party in such dispute.

     R. LANDLORD'S RIGHT TO INSPECT PREMISES. Tenant agrees and covenants that Landlord or its agents, for the purpose of examining or inspecting the condition of the demised premises, shall have access to the said demised premises upon the giving of three (3) days' notice by Landlord to Tenant of Landlord's intent to examine or inspect the demised premises. Notwithstanding the foregoing, Landlord, in the event of any emergency such as, but not limited to, a fire, flood, or severe windstorm, shall have free and immediate access to said demised premises for the purposes of examining or inspecting damage done to the demised premises.

          Landlord shall have the right to show the demised premises during the 90 days prior to termination to prospective tenants, at reasonable times during normal business hours. Landlord further reserves the right to show the demised premises to prospective purchasers. Except in the event of an emergency, Landlord shall not have entrance to the demised premises without the accompaniment of an employee of Tenant.

     S. ASSIGNMENT OR SUBLETTING. Tenant may, with the consent of Landlord, which consent shall not be unreasonably withheld, assign this Lease or sublet in whole or in part the demised premises provided that Tenant herein shall continue to remain liable and responsible for the payment of rental due hereunder. For the purpose of this clause, a merger or consolidation of Tenant with another corporation or an assignment to a wholly owned subsidiary, shall not constitute an assignment requiring the consent of Landlord. Landlord shall have the right to sell, transfer or assign the leased premises without consent of Tenant, and Tenant agrees to attorn to


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landlord's purchaser, transferee or assignee. Such sale, transfer or assignment by Landlord shall relieve Landlord of its obligations hereunder if the purchaser, transferee or assignee assumes Landlord's obligations hereunder.

     T. REPAIRS. Tenant, after the commencement of the term of this Lease, shall, at its own expense, maintain the demised premises in as good condition and repair as the premises were upon the commencement of this term, except for reasonable wear and use during the term of this Lease, or any extension thereof, structural repairs or repairs made necessary by reason of fire or other casualty, and negligent acts or omissions by Landlord or its agents or as otherwise specifically provided for in this Lease.

     U. DESTRUCTION OR DAMAGE BY FIRE OR OTHER HAZARDS. The parties hereto agree that if the improvements erected or to be erected upon the demised premises are partially or totally destroyed or damaged by fire or other hazard then Landlord shall promptly repair and restore such improvements as soon as it is reasonably practical so that they are restored substantially to the prior existing condition, subject to such changes as Tenant may reasonably require, and provided, however, that such changes will not increase the cost of restoration unless Tenant agrees to pay for such increased cost. Due allowance, however, shall be made for reasonable time necessary for Landlord to adjust the loss with the insurance companies insuring the demised premises at the time of the happening of the fire or the casualty, but in no event shall such adjustment result in Landlord not being obligated to make such restoration, and in any event the restoration must commence within 45 days after the happening of such fire or other casualty, and the completion thereof must be pursued diligently after such fire, casualty, or disaster with reasonable allowance made for delay occasioned by strikes; lockouts, or conditions beyond the control of Landlord, but in any event, said restoration must be completed on or before one year after the happening of such fire or other casualty. If such restoration is not completed within said one-year period, then Tenant, at its option, may cancel this Lease with abatement of rent as of the date of the loss, provided, however, that Landlord shall be entitled to retain the proceeds of any rent insurance as provided for in paragraph H hereof. Failure of the insurance company to authorize such restoration work will be considered a reasonable delay.

     In the event that there is total destruction of the demised premises and Landlord fails to completely restore and rebuild the same within one year after such fire, casualty, or other disaster, then, in that event Tenant may, at its option, elect to terminate and cancel this Lease, in which event this Lease shall be terminated upon written notice by Tenant to Landlord and neither party shall thereafter have any further obligation with respect to the other.

     Should the demised premises or any portion thereof be rendered untenantable by reason of the damage or destruction thereto caused by fire, casualty, or disaster during the term of this Lease as provided for in this paragraph, rent shall be abated in proportion to the areas of the demised premises rendered untenantable from the date of the happening of the fire or other casualty or disaster up to the date of restoration of the premises, except any rent that may be received from rent insurance procured pursuant to this Lease. However, no rent shall accrue for any portion of the premises unless Tenant is able to conduct its usual business on that portion of the premises that remains tenantable. If, after the date of the happening of the fire or other




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casualty or disaster, Tenant shall have paid any rents for a period beyond such date, Tenant shall be entitled to a proportionate refund.

          In the event of a complete or total destruction of the improvements or destruction to such an extent that the premises are rendered untenantable by Tenant, Landlord shall not be required to restore or rebuild the improvements in the event there are less than five years remaining of the term of this Lease, unless the parties hereto agree to extend the term of this Lease for not less than five years from the date of completion by Landlord of such restoration.

          In the event that the Lease is cancelled as provided for in this paragraph U, Tenant shall be entitled to all insurance proceeds representing the value of leasehold improvements paid for or agreed to be paid for by Tenant together with all replacements thereof and additions thereto, and all proceeds representing the value of property of Tenant that is damaged or destroyed, provided that Landlord first receives the proceeds covering the replacement value of Landlord's building from all undesignated proceeds.

     V. DEFAULT BY TENANT. Each of the following shall be deemed a default by Tenant and a breach of this Lease:

          1. The filing of a petition by or against Tenant under the U.S. Bankruptcy Code, as now or hereafter amended or supplemented, or the dissolution or liquidation or the commencement of any action or proceeding for the dissolution or liquidation of Tenant, or for the appointment of a receiver for or trustee of the property of Tenant, whether instituted by or against Tenant.

          2. The taking possession of the premises or property of Tenant upon the premises by any governmental officer or agency pursuant to statutory authority for the dissolution, rehabilitation, reorganization, or liquidation of Tenant.

          3. The making by Tenant of any assignment for the benefit of creditors.

If any event of default described in subparagraph 1, 2 or 3 above shall be involuntary on the part of Tenant, there shall be no default within the meaning of this Lease if such event is dismissed or vacated by Tenant within 60 days from the occurrence of such event; otherwise such event shall constitute a default hereunder.

          4. A failure to pay the rent herein reserved, or additional rent, or any part thereof, for a period of 5 days after receipt of written notice.

          5. Failure in the performance of any other covenant or condition of this Lease on the part of Tenant to be performed, for a period of 30 days after receipt of written notice. For the purposes of this subparagraph 5 of this paragraph V, no failure on the part of Tenant in the performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have, in good faith, been commenced promptly by Tenant to rectify the same and shall be prosecuted to completion with diligence and continuity. If the matter in question shall involve building construction and if Tenant shall be subject to unavoidable delay, either by reason of governmental regulations restricting the availability of labor or materials, or by strikes or other labor troubles, or by reason of conditions beyond the control of Tenant, Tenant's time to perform under said subparagraph 5 of this paragraph V shall be extended for a period commensurate with such delay.

     In the event of any such default of Tenant, Landlord may serve a written notice upon Tenant that Landlord elects to terminate this Lease upon a specified date not less than 30 days after the date of the serving of such notice, except that in the case of a default under subparagraph 4 above for nonpayment of rent such date shall not be less than 5 days after the notice given, and if the default remains uncured or the period is not extended as herein provided, this Lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted.

     In the event this Lease shall be terminated as hereinbefore provided or by summary proceedings or otherwise, or in the event the demised premises or any part thereof shall be abandoned by Tenant, Landlord, or its agents, servants or representatives may immediately or at any time thereafter, reenter and resume possession of said premises or any part thereof, and remove all persons and property therefrom, either by self-help (if such can be done without a breach of the peace), by summary dispossession proceedings or by a suitable action or proceeding at law, without being liable for any damages therefor. Moving out of the premises or leaving the premises vacant shall not be deemed an abandonment of the premises, provided that Tenant continues to pay the rent as and when due. Reentry by Landlord shall not be deemed an acceptance of a surrender of this Lease.

     In the event that this lease is terminated by summary proceedings, or otherwise as provided herein, or if the premises shall have been abandoned and whether or not the premises shall be relet, the entire amount of rent that would be paid to the expiration date of this Lease shall become due and payable. In the event of such termination or abandonment, Landlord shall be obligated to use its best efforts to mitigate and damages it may have against Tenant. In the event the premises are relet by Landlord, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, in addition to any other damages becoming due hereunder, an amount equal to the amount of all rents and additional rent reserved under this Lease, less the net rent, if any, collected by Landlord on reletting the demised premises, which shall be due and payable by Tenant to Landlord on the several days on which the rent and additional rent reserved in this Lease would have become due and payable; that is to say, upon each of such days Tenant shall pay to Landlord the amount of deficiency then existing. Such net rent collected on reletting by Landlord shall be computed by deducting from the gross rents collected all reasonable expenses incurred by Landlord in connection with the reletting of the premises or any part thereof, including broker's commissions and the cost of repairing, renovating, or remodeling said premises; however, the expenses to be deducted in computing the net rent collected on reletting shall not include the cost of performing any covenant contained herein required to be performed by Tenant.

     The obligation of Landlord to use its best efforts to mitigate any damages it may have against Tenant shall not preclude the right of Landlord to obtain by judicial process a judgment for the entire amount of rent that would be paid to the expiration date of this Lease, if said Lease is terminated by summary proceedings or otherwise as provided herein. In the event Landlord obtains a judgment in such manner, Landlord shall be obligated to use its best efforts to mitigate any damages it may have sustained in accordance with the provisions of this paragraph.

     W. SUBORDINATION. This Lease, its terms, conditions, and all leasehold interests and rights hereunder, are expressly made, given, and granted subject and subordinate to the lien of any bona fide first mortgage that Landlord may secure from any bank, life insurance company, savings and loan association, or other recognized lending institution; and Tenant agrees to execute any instrument or instruments required by the mortgagee to subordinate the terms of this Lease to any such first mortgage that may be placed upon the premises by Landlord; provided, however, that:

          1. Said mortgagee enters into a non-disturbance agreement with Tenant obligating any party acquiring title or right of possession under or by virtue of such mortgage to be bound by this Lease and all of Tenant's rights hereunder, provided that Tenant is not then in continued default after notice in the payment of rent or otherwise under the terms of this Lease as hereafter modified.

          2. Tenant is not required to become responsible or liable for the payment of any sum or sums secured by such first mortgage, and further provided that such first mortgage contains provisions, or that the mortgagee will agree by separate instrument, to notify Tenant of any default on the part of Landlord in payment or default under any other terms and conditions of the mortgage. Should Tenant elect to exercise its right to make payment to a mortgagee in order to cure a default on the part of Landlord-Mortgagor, Tenant may deduct any sums so paid to cure a default from the next ensuing payment or payments or rental as is in this Lease provided.

          3. Tenant agrees to notify mortgagee of any default on the part of Landlord under any of the terms and conditions of this Lease, said notice being only for the purpose of informing mortgagee of Landlord's default. Said notice shall not be construed as placing any obligations on mortgagee beyond those obligations specified in the mortgage between mortgagee and Landlord hereunder. Tenant's obligation to notify a mortgagee shall only extend to those mortgagees for which Tenant has received from Landlord a copy of the mortgage and notice of mortgagee's address.

          4. Notwithstanding anything at law or in this Lease to the contrary, the non-disturbance provision as provided for in subparagraph 1 hereof shall not apply to a construction loan tender prior to such time as Tenant occupies the premises, and Tenant agrees to execute a separate subordination agreement in favor of a construction loan lender, which agreement will provide that the non-disturbance provision will not affect said construction loan lender prior to such time as Tenant occupies the premises.

      X. OPTION TO RENEW. Provided Tenant is not in default under the terms of this Lease at the time of the exercise of the herein contained option and at the commencement of any option period, Landlord grants to Tenant the option to renew this Lease for three additional terms of five years each, under the same terms and conditions as contained herein including the amount of rent being increased at one-year intervals as is set forth in paragraph D hereof.

            In the event Tenant should elect to exercise its option to renew, Tenant shall deliver to Landlord notice of its intent to renew this Lease, such notice to be delivered in writing to Landlord at least six months prior to the expiration of this Lease or any renewal hereof.

      Y. CONDEMNATION. It is further understood and agreed that if, at any time during the continuance of this Lease, the legal title to the demised land or the improvements located thereon or any portion thereof be taken, appropriated, or condemned by reason of eminent domain, there shall be such division of the proceeds of award in such condemnation proceedings and such abatement of rent and other adjustments made as shall be just and equitable under the circumstances. If Landlord and Tenant are unable to agree upon what division, abatement of rent, or other adjustments are just and equitable within 60 days after such award shall have been made, then the matters in dispute shall be submitted to arbitration in accordance with the then-existing commercial arbitration rules of the American Arbitration Association, and this Lease shall be specifically enforceable under the prevailing arbitration law and judgment upon the award rendered may be entered in the court of the State of Nevada having jurisdiction.

            If this Lease is terminated in any manner herein provided in this paragraph Y, rent for the last month of Tenant's occupancy shall be prorated, and Landlord agrees to refund to Tenant any rents paid in advance.

            If the legal title to the entire premises is wholly taken by condemnation proceedings, this Lease shall be automatically cancelled. If legal title to a portion of the demised premises is taken and the parties hereto agree that such taking renders the remainder of the demised premises unfit for its intended use, Tenant at its sole option, may elect to terminate this Lease. In the event the parties cannot agree upon what partial taking renders the remainder of the demised premises unfit for its intended use, then the matter shall be submitted to arbitration in the manner provided above. In general, it is the intent of this paragraph Y that upon condemnation the parties hereto shall share in the award to the extent that their respective interests are destroyed, damaged, or depreciated by the exercise of the right of eminent domain.

      Z. NOTICES. All notices required by the law and this Lease to be given by one party to the other shall be in writing, and the same shall be served by hand delivery or by certified mail, return receipt requested, in postage prepaid envelopes addressed to the following addresses or such other addresses as may be by one party to the other designated in writing:

      AS TO LANDLORD:   President
                        1285 Financial Boulevard, Inc.
                        430 Angela Place
                        Reno, Nevada 89509

     AS TO TENANT:  1285 Financial Boulevard
                    Reno, Nevada 89502

     AA. MISCELLANEOUS. The covenants and agreements contained herein shall bind and the benefits and advantages shall inure to the respective heirs, executors, administrators, successors, and assigns of the parties hereto.

          Whenever used, the singular number shall include the plural, and the plural number shall include the singular; the use of any gender shall be applicable to all genders.

          All covenants, agreements, and undertakings shall be joint and several.

          The parties agree that a Memorandum of this Lease may be recorded in the Official Records of Washoe County, State of Nevada, and that this Lease shall be governed by and construed in accordance with the laws of the State of Nevada.

          No modifications or changes shall be made to this Lease unless the same are made in writing and signed by the party against whom enforcement is sought.

     IN WITNESS WHEREOF, this agreement has been executed as of the day and year first above written.

                                   LANDLORD:


                                   By: /s/  RANSON W. WEBSTER
                                       --------------------------------

                                   Its: President
                                        -------------------------------


                                   TENANT:


                                   By: /s/  RANSON W. WEBSTER
                                       --------------------------------

                                   Its: Chairman & C.E.O.
                                        -------------------------------

                               LEGAL DESCRIPTION


All that certain property situate in a portion of the West One-Half (W 1/2) of Section Sixteen (16), Township Nineteen (19) North, Range Twenty (20) East, Mount Diablo Meridian, City of Reno, Washoe County, Nevada, previously conveyed by that certain Grant, Bargain, Sale Deed recorded as Document No. 1348525 in Book 2961 at Page 0891, of the Official Records of Washoe County, Nevada on September 8, 1989, and being more particularly described as follows:

     BEGINNING at the southeast corner of Parcel 4 of Parcel Map No. 1362, filed in the Office of the Washoe County Recorder on August 13, 1982 as File No. 809789, said point being on the westerly line of Financial Boulevard, as shown on said Parcel Map;
     THENCE along the southerly line of said Parcel 4, North 64 degrees 49'04" West, 330.00 feet;
     THENCE South 25 degrees 10'56" West, 230.99 feet;
     THENCE from a tangent which bears North 22 degrees 59'40" East, 25.96 feet along the arc of a 340.00 foot radius curve to the right, through a central angle of 04 degrees 22'32";
     THENCE South 64 degrees 49'04" East, 278.62 feet to the beginning of a tangent curve to the left;
     THENCE 47.12 feet along the arc of a 30.00 foot radius curve, through a central angle of 90 degrees 00'00" to the westerly line of the proposed Financial Boulevard;
     THENCE along said westerly line, North 25 degrees 10'56" East, 87.03 feet to the beginning of a tangent curve to the left;
     THENCE 20.37 feet along the arc of a 460.00 foot radius curve, through a central angle of 02 degrees 32'14";
     THENCE continuing along said westerly line, North 22 degrees 38'42" East,
     92.69 feet to the above described POINT OF BEGINNING.

All that certain property situate in a portion of the West One-Half (W 1/2) of Section Sixteen (16), Township Nineteen (19) North, Range Twenty (20) East, Mount Diablo Meridian, City of Reno, Washoe County, Nevada, previously conveyed by that certain Grant, Bargain, Sale Deed recorded as Document No. 1348526 in Book 2961 at Page 0893 of the Official Records of Washoe County, Nevada, on September 8, 1989, and being more particularly described as follows:

     BEGINNING at a point on the southerly line of Parcel 4 of Parcel Map No. 1362, filed in the Office of the Washoe County Recorder



                                  EXHIBIT "A"
     on August 13, 1982 as File No. 809789, from which the southeast corner of said Parcel 4 bears South 64 degrees 49' 04" East,
     330.00 feet;
     THENCE continuing along said southerly line, North 64 degrees 49' 04" West,
     172.00 feet;
     THENCE South 25 degrees 10' 56" West, 293.56 feet;
     THENCE from a tangent which bears North 79 degrees 34' 45" East,
     185.31 feet along the arc of a 340.00 foot radius curve to the right, through a central angle of 31 degrees 13' 41";
     THENCE North 25 degrees 10' 56" East, 230.99 feet to the above described POINT OF BEGINNING.


All that certain real property situate in a portion of the West One-Half (W 1/2) of Section Sixteen (16), Township Nineteen (19) North, Range Twenty (20) East, Mount Diablo Meridian, Reno, Washoe County, Nevada, being a portion of Parcel "3" of Parcel Map No. 2364, File No. 1333406, Official Records of Washoe County, Nevada, previously conveyed by that certain Boundary Line Adjustment and Quitclaim Deed recorded as Document No. 1538141 in Book 3399 at Page 0124 of the Official Records of Washoe County, Nevada, on January 16, 1992, and being more particularly described as follows:

     BEGINNING at the most northeasterly corner of said Parcel "3"; THENCE along the easterly line of said Parcel "3", South 25 degrees 10' 56" West, 293.55 feet to a point in the northerly right-of-way line of Wall Street;
     THENCE along said northerly right-of-way line, from a tangent that bears South 79 degrees 34" 44' West, 60.35 feet along the arc of a curve to the left, having a central angle of 10 degrees 10' 09", a radius of 340.00 feet to a point of reverse curvature; THENCE 63.11 feet along the arc of a curve to the right, having a central angle of 13 degrees 54' 30", a radius of 260.00 feet; THENCE leaving said northerly right-of-way line, North 25 degrees 10' 57" East, 372.31 feet;
     THENCE South 64 degrees 49' 04" East, 94.75 feet returning to the POINT OF BEGINNING.

                              ASSIGNMENT OF LEASE

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and for the purpose of further securing that certain loan and debt obligation owed to the Nevada State Development Corporation which is guaranteed by the Small Business Administration, which said debt obligation has been assumed by 1285 Financial Boulevard, Inc., that certain commercial lease dated January 1,1994, by and between 1285 Financial Boulevard, Inc. as Landlord and Computing Resources, Inc. as Tenant is hereby assigned by 1285 Financial Boulevard, Inc. to Nevada State Development Corporation.

      Dated this 1st day of January, 1994.


                                          1285 FINANCIAL BOULEVARD, INC.



                                          By:   /s/ RANSON W. WEBSTER
                                             -----------------------------------
                                             RANSON W. WEBSTER, President

                      FIRST AMENDMENT TO COMMERCIAL LEASE

      THIS FIRST AMENDMENT TO LEASE ("Amendment") is entered into as of this 3rd day of May, 1999, by and between 1285 Financial Boulevard, Inc., a Nevada corporation ("Landlord"), and Computing Resources, Inc., a Nevada corporation ("Tenant"), in the following factual context:


                                    RECITALS

      A. On January 1, 1994, Landlord and Tenant entered into that certain Commercial Lease (the "Lease") for those certain premises commonly known as 1285 Financial Boulevard, Reno, Nevada, as more particularly described in said Lease (the "Premises").

      B.    The parties hereto wish to amend the Lease.


                                   AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

      1. Options to Extend. Paragraph X of the Lease is amended to read as follows:

      Landlord hereby grants to Tenant three (3) five (5)-year options to extend the term of the Lease. On condition that Tenant is not then in default under any of the terms and conditions of the Lease beyond any applicable notice and cure periods, Tenant may exercise each of the options to extend by giving Landlord at least one hundred eighty (180) days prior written notice of its exercise of the applicable option to extend.

      All of the terms and conditions of this Lease shall be in effect during each of the extended terms, except that the annual rental to be paid by Tenant during the first year of the applicable extended term shall be adjusted to equal the fair market rental value of the Premises as of the first day of such extended term, as Landlord and Tenant shall agree as provided in the following paragraph.

      If Tenant has timely exercised its option to extend as set forth above, Landlord shall promptly give Tenant notice of Landlord's opinion of the fair market rental value (as defined below) applicable to the Premises during the first year of the extended term. Thereafter, Landlord and Tenant shall attempt to agree in good faith in writing on such fair market rental value. If Landlord and Tenant do not agree in good faith on the fair market rental value of the Premises by the date which is one hundred twenty (120) days prior to the end of the original term, or current renewal term, as applicable, then Landlord and Tenant shall each select, within fifteen (15) days after such one hundred twentieth (120th) day, an appraiser (the "Appraisers") with a minimum of five (5) years experience appraising real property for commercial rental purposes in the Reno, Nevada area, to determine the fair market rental value of the Premises. Within fifteen (15) days of appointment, the Appraisers shall mutually select a third appraiser (the "Neutral Appraiser") who has the same minimum qualifications as the Appraisers and who has not previously represented either party or its affiliates. Each of the three
      (3) Appraisers shall, within thirty (30) days of the appointment of the Neutral Appraiser, submit his or her determination of the fair market rental value of the Premises, and the average of the closest two (2) appraisals shall be the fair market rental value for the first year of the applicable extended term, which decision shall be communicated to the parties in writing by the Neutral Appraiser and shall be final and binding on both Landlord and Tenant. Landlord and Tenant shall each pay their own Appraiser's fees and costs and shall each pay one-half (1/2) of the Neutral Appraiser's fees and costs. If one party does not appoint an Appraiser within the fifteen (15) day period referenced above, the single Appraiser shall be the sole judge of the fair market rental value for the first year of the applicable extended term. If the two appointed Appraisers cannot agree on the appointment of the Neutral Appraiser, either party may petition the then president of the county real estate board of the county in which the Premises are located for the selection of the Neutral Appraiser.

      The rental for each lease year which is within each of the five (5)-year extended terms and which is subsequent to the first year of each such five
      (5)-year extended term shall be determined by reference to adjustments in the Consumer Price Index since the first year of the applicable extended term as more particularly described in Paragraph C of the Lease; provided, however, that adjustments above the initial rental rate (and any subsequent higher rent) shall expressly be permitted.

      In the event Tenant does not exercise each option to extend the term of the Lease, a later option to extend the term cannot be exercised.

      As used in this Amendment, "fair market rental value" means the rent per square foot of rentable area that a ready-and-willing tenant would pay as rent to a ready-and-willing landlord of space comparable to the Premises if such space were exposed for lease on the open market for a reasonable period of time, assuming neither party was under any compulsion to rent, and taking into account all of the purposes for which the Premises may be used and the condition thereof at the time of the extension.

      If the fair market rental value is not determined prior to the commencement of the applicable extended term, then Tenant shall continue to pay the rent applicable to the Premises immediately prior to the extended term, until the fair market rental value is determined. When the fair market rental value is determined, Tenant shall pay to Landlord, or Landlord shall credit to Tenant, as applicable, within thirty (30) days, the difference between the rent already paid and the new rent as determined pursuant to this Amendment.

      2. Non-disturbance Agreement. Without limiting the application of Paragraph W of the Lease, Landlord agrees that promptly following the execution of this Amendment, Landlord shall obtain for Tenant's benefit a written non-disturbance agreement in customary and recordable form reasonably acceptable to Tenant from any mortgagee or other person providing financing to or for the benefit of Landlord, which financing is secured by the Lease and/or by the Premises or any part thereof as of the date of this Amendment.

     3. Assignment. Notwithstanding anything in Paragraph S of the Lease to the contrary, the parties hereby agree that the limitations on assignment in the Lease apply only to transfers of assets from one entity to another entity and not to a change in the ownership of stock or other securities of the tenant entity. Furthermore, the parties agree that the acquisition by Intuit Inc., a Delaware corporation, of all or substantially all of the capital stock of Tenant is not an assignment requiring the consent of Landlord under the Lease.

     4. Miscellaneous. If any term, provision, covenant or condition of this Amendment is held by a court of competent jurisdiction to be invalid, void or unenforceable, the rest of this Amendment shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. Except as expressly modified by this Amendment, the terms and conditions of the Lease shall remain unchanged and in full force and effect. In the event of any conflict between the provisions of this Amendment and the Lease, the provisions of this Amendment shall govern. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:                               TENANT:

1285 FINANCIAL BOULEVARD, INC.,         COMPUTING RESOURCES, INC.,
a Nevada corporation                    a Nevada corporation

By:   /s/ RANSON WEBSTER                By:   /s/ RANSON WEBSTER
      -------------------------------         ---------------------------------
Name: Ranson Webster                    Name: Ranson Webster
      -------------------------------         ---------------------------------
Its:  President                         Its:  C.E.O.
      -------------------------------         ---------------------------------